UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2009

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 10, 2009, Hugh C. Martin, informed the Board of Directors (the “Board”) of Infinera Corporation (the “Company”) that he will not be standing for re-election to the Board when his term expires at the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). In order to assure a smooth transition, Dr. Martin will continue to serve on the Board and the Audit Committee and Compensation Committee of the Board through the 2009 Annual Meeting.

The Company and the Board thank Mr. Martin for his dedicated service and valued contributions to the Company as a member of the Board.

(e) On February 10, 2009, the Compensation Committee (the “Committee”) of the Board approved the following compensation for the Company’s named executive officers:

2009 Bonus Plan. The Committee approved the Fiscal Year 2009 Bonus Plan (the “Bonus Plan”) to establish the target bonus amounts and payout criteria for all eligible employees of the Company at the director and vice president level, including the Company’s named executive officers. To be eligible to participate in the Bonus Plan, an individual must be an employee of the Company as of December 31, 2009.

The Bonus Plan is based on achievement against the following performance metrics: financial goals consisting of revenue, operating income and relative market share and certain operational goals. The Bonus Plan places a 50% weighting on the financial goals and 50% weighting on the operational goals and establishes minimum thresholds for any bonus payout to occur. The Bonus Plan measures performance against the metrics over both the first and second half of 2009. The Bonus Plan provides no cap on the financial goals performance metric and sets a 2x cap on the operational goals performance metric. The goals for the Bonus Plan may be reset for the second half of 2009 by the Committee. In addition, the Committee retains discretion to increase, reduce or eliminate the bonus that otherwise would be payable under the Bonus Plan based on actual performance and other factors determined by the Committee.

The Bonus Plan set target bonus payouts for the named executive officers for 100% achievement of each of the performance metrics as follows:

Executive Officer	Position	Target Bonus (as a percentage of base salary)
Jagdeep Singh	Chairman, President and Chief Executive Officer	125%
Duston M. Williams	Chief Financial Officer	65%
Scott A. Chandler	Vice President, Worldwide Sales	100%
David F. Welch, Ph.D.	Chief Marketing and Strategy Officer	65%
Tom Fallon	Chief Operating Officer	65%

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 11, 2009, the Board amended the Company’s Amended and Restated Bylaws to, among other things:

•	Clarify what business may be conducted at special meetings;

•	Revise the advance notice procedures applicable to the conduct of business at annual meetings; and

•	Add advance notice procedures applicable to director nominations at annual meetings and special meetings.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Infinera Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: February 17, 2009	By:	/s/ Michael O. McCarthy III
Michael O. McCarthy III
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Infinera Corporation